Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 14, 2025, relating to the financial statements of Republic Digital Acquisition Company as of February 14, 2025 and for the period from January 23, 2025 (inception) through February 14, 2025, appearing in the Registration Statement on Amendment No. 1 to Form S-1, File No. 333-285386.

/s/ WithumSmith+Brown, PC

New York, New York

April 30, 2025